UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

MIRAGEN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd. Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 643-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MGEN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Preliminary Prospectus Supplement

On February 6, 2020, Miragen Therapeutics, Inc. (“Miragen”) filed with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement in connection with a proposed public offering of shares of its common stock and warrants to purchase shares of its common stock (the “Offering”). A copy of the press release announcing the commencement of the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Preliminary Financial Data

On February 6, 2020, Miragen provided an update regarding preliminary financial data. While Miragen has not finalized its full financial results for the year ended December 31, 2019, Miragen expects to report that it had approximately $26.8 million of cash, cash equivalents and short-term investments as of December 31, 2019.

This amount is preliminary, has not been audited and is subject to change pending completion of Miragen’s audited financial statements for the year ended December 31, 2019. Additional information and disclosures would be required for a more complete understanding of Miragen’s financial position and results of operations as of December 31, 2019. Miragen expects to complete its audited financial statements for the year ended December 31, 2019 subsequent to the completion of the Offering. It is possible that Miragen or its independent registered public accounting firm may identify items that require Miragen to make adjustments to the preliminary estimated cash, cash equivalents and short-term investments balance set forth above and those changes could be material.

The preliminary financial data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, Miragen’s management. KPMG LLP has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing with the SEC made by Miragen whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On February 6, 2020, Miragen provided the following update regarding its corporate milestones:

•	Report preclinical safety and efficacy data for MRG-229, being developed for idiopathic pulmonary fibrosis (Q2-2020)

•	Meet with FDA to explore a potential expedited clinical development path for cobomarsen in adult T-cell leukemia/lymphoma (Q3-2020)

•	Report topline data from Phase 2 trial of cobomarsen in cutaneous T-cell lymphoma (Q3-2020)

•	Report 12-month data from Phase 2 trial of remlarsen in cutaneous fibrosis (2H-2020)

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Offering, the sufficiency of the company cash resources to fund its operations, anticipated development milestones for the Company’s product candidates and other statements containing the words “expect,” “intend,” “may,” “will,”

and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 8, 2019, under the heading “Risk Factors” and the Company other current and periodic reports filed with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated February 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miragen Therapeutics, Inc.

Dated: February 6, 2020	By:	/s/ Jason A. Leverone
Jason A. Leverone
Chief Financial Officer